FACILITIES LEASE AGREEMENT

THIS FACILITIES LEASE AGREEMENT (this "**Lease**"), is entered into as of the 24th day of April, 2021, by and between **PERRY COUNTY RESOURCES LLC**, an Indiana limited liability company ("**Landlord**"), and **NOVUSTERRA INC.**, a Florida corporation ("**Tenant**"),

W I T N E S E T H:

ARTICLE I - LEASE OF PREMISES

Section 1.01 Lease of Premises. Upon and subject to the terms and conditions provided herein, Landlord leases to Tenant and Tenant leases from Landlord a portion of the Building known as the Perry County Resources Development Facility ("**Building**") situated on a tract of land described on Exhibit A attached hereto (the "**Land**"), which portion is identified in Section 1.02(a) of the Basic Lease Provisions and is outlined on Exhibit A-1 attached hereto (the "**Premises**"), together with the nonexclusive right to use the parking areas and ingress, egress, access roads and other common facilities which Landlord may from time to time provide for the use of all tenants in the Building ("**Common Areas**"). Tenant's use of the Common Areas shall be subject to the provisions contained herein.

Section 1.02 Basic Lease Provisions. All references in this Lease to the "**Basic Lease Provisions**" shall refer to the following provisions of this Section.

(a)	Building Address:	Davidson Branch Warehouse Hazard, KY 41701 A portion of floor one as identified by mutual agreement of Landlord and Tenant.
(b)	Rentable Area:	As much area of the 40,000 square foot building required by Tenant and with consent of Landlord.
(c)	Tenant's Share:	Based on actual space utilized by Tenant..
(d)	Monthly Rent:	Subject to Section 3.01 hereof, Tenant shall pay Monthly Rent as follows: Monthly Rent of \$5,000.00, increasing by 1.5% each year to account for general inflation. Monthly Rent and Additional Rent will accrue until Tenant raises a minimum of \$5 million in equity or debt for its business, at which point accrued Monthly Rent and Additional Rent will be paid in full and payable in cash thereafter.
(e)	Term:	A period commencing on the Commencement Date (as defined in Section 2.01) and continuing for ten (10) years from (i) the Commencement Date if such date is the first day of a calendar month, or (ii) the first day of the calendar month immediately following the Commencement Date if the Commencement Date is not the first day of a calendar month. The Term shall be renewable for additional twelve (12) month periods ("**Renewal Periods**") unless notice is given by either Tenant or Landlord of the intent to not renew this Lease with at least sixty (60) days prior to the commencement of any Renewal Period.
(f)	Commencement Date:	June 1, 2021
(g)	Security Deposit:	Waived by Landlord
(h)	Broker:	None
(i)	Permitted Use:	Coal purification and testing facility utilizing graphene-based technologies.
(j)	Address for notices as follows:	Landlord: Perry County Resources LLC

PO Box 606
Fishers, IN 46038

Tenant:

Novusterra Inc.
1845 Highway 15 South, Suite 102
Hazard, KY 41701

(k) Address for payments as follows: Rent Paid to:
American Rare Earth LLC
PO Box 606
Fishers, IN 46038

ARTICLE 2 - TERM AND POSSESSION

Section 2.01. Term. The Term of this Lease shall be the period of time specified in Section 1.02(e) of the Basic Lease Provisions and shall commence upon the Commencement Date identified in Section 1.02(f) (the "**Commencement Date**"). As used in this Lease, "**Term**" shall include the original Term and any extension thereof affected in accordance with an extension option, if any, expressly set forth herein.

Section 2.02. Surrender of the Premises. Upon the expiration or earlier termination of this Lease or upon the exercise by Landlord of its right to re-enter the Premises without terminating this Lease, Tenant shall immediately surrender the Premises to Landlord, together with all alterations, improvements and other property as provided herein, in a clean condition and otherwise in good order, condition and repair except for ordinary wear and tear, failing which Landlord may place the Premises in such condition at Tenant's expense. Upon such expiration or termination, or re-entry without termination, Tenant shall be required to remove its personal property and equipment. Tenant shall, at its expense, promptly repair any damage caused by any such removal of the equipment furniture and other personal property and shall restore the Premises to the condition existing prior to the installation of the items removed. In addition, Landlord may require that Tenant remove and dispose of (at Tenant's sole cost) other improvements performed by or on behalf of Tenant and to have any and all damages or expenses from such disposal or removal repaired.

Section 2.03. Holding Over. No holding over by Tenant after expiration or earlier termination of the Term shall operate to extend the Lease. In the event of any unauthorized holding over, Tenant shall pay Monthly Rent equal to two hundred percent (200%) of the Monthly Rent payable for the month immediately preceding such holding over plus Additional Rent equal to two hundred percent (200%) of the estimated Additional Rent applicable to the period of such holding over; and Tenant shall indemnify Landlord against all claims, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees) in connection with such holding over, including, without limitation, all claims by any other person or entity to which Landlord may have leased all or any part of the Premises effective upon or after expiration or termination of the Term. Acceptance of such rent by Landlord shall in no event constitute a waiver of Tenant's default or an authorization of Tenant's holding over, nor shall acceptance of such rent prevent Landlord from exercising any of its other rights and remedies. Any holding over with the consent of Landlord in writing shall thereafter constitute a lease from month-to-month. In addition to the foregoing, in the event the Tenant shall fail to remove all of its trade fixtures, equipment and personal property installed or placed in the Premises or any other items required to be removed by Tenant prior to expiration or earlier termination of the Term, Tenant agrees and consents that it shall continue to pay to Landlord 200% of the Monthly Rent plus 200% of the Additional Rent in the manner set forth herein until all such trade fixtures, equipment and personal property has been removed from the Premises, to the Landlord's sole, but reasonable, satisfaction.

ARTICLE 3 - RENT

Section 3.01 Monthly Rent. Tenant shall pay on the fifteenth day of each calendar month, for that specific calendar month, during the Term, Monthly Rent as specified in Section 1.02(d) of the Basic Lease Provisions as the basic rent per month for the Premises. The initial installment of Monthly Rent shall be due and payable upon execution of this Lease. In the event the Commencement Date is not the first day of a calendar month, the Monthly Rent for the partial month following the Commencement Date shall be prorated on a daily basis based on the initial Monthly Rent and shall be paid with the first month's rent.

Section 3.02. Additional Rent.

(a) Definitions. As used herein, the following terms shall have the meanings indicated:

(i) "**Operating Expenses**" shall mean the amount of all of Landlord's direct costs and expenses paid or incurred in operating and maintaining the Building (including the Common Areas as defined in Section 17.03) for a particular calendar month as determined by Landlord, including by way of illustration and not limitation: sewage treatment costs; insurance premiums; water, property taxes, electrical and other utility charges other than the separately billed electrical and other charges, service and other charges incurred in the operation and maintenance of the elevators, hoists, and the heating, ventilation and air-conditioning system; cleaning , landscaping, and other janitorial services; tools and supplies; repair costs; landscape maintenance costs; security services; license, permit and inspection fees; management fees; wages and related employee benefits payable for the maintenance and operation of the Building; rental charges for office space chargeable to the operation and management of the Building; all additional direct costs and expenses of operation and maintenance of the Building which Landlord reasonably determines it would have paid or incurred during the applicable calendar year if the Building had been fully occupied; amortization of capital improvements that produce a reduction in operating costs; and in general all other costs and expenses which would, in the judgement of the Landlord, be regarded as operating and maintenance costs and expenses.

(ii) "**Tenant's Share**" shall mean the percentage specified in Section 1.02(c) of the Basic Lease Provisions. This percentage was determined by dividing the rentable area in the Premises by the total area in the Building.

(iii) "**Real Estate Taxes and Assessments**" shall mean (i) all real property taxes and assessments levied or assessed by any lawful authority against the Building, including Land and improvements together with the costs and expenses of contesting the validity or amount of such taxes or assessments, (ii) any tax or capital levy hereafter enacted by any governmental authority in replacement or in lieu of real property taxes (or increases therein), in whole or part, including, but not limited to, a state or local option tax designed for property tax relief purposes or a license or franchise fee measured by rents received by Landlord, or otherwise measured by or based upon the rents from or Landlord's interest in the Building, Land or related improvements, and (iii) all assessments made upon the Building, Land or related improvements or imposed upon Landlord as the owner thereof under any recorded instrument to which the Building is now or hereafter subject or pursuant to an owner's association for the purpose of maintaining, repairing and replacing improvements for the benefit of, or providing services to, the Building and its occupants. In the event the Building is not separately assessed for real estate tax purposes, then the amount to be included in Operating Expenses shall be an equitable proportion of the real estate taxes for all of the Land and improvements included in the tax parcel assessed, such proportion to be determined by Landlord from the respective valuations assigned in an assessor's work sheets or such other information as may be reasonably available. Landlord's reasonable determination thereof, in good faith, shall be conclusive.

(b) Obligation to Pay Additional Rent. In addition to the Monthly Rent, Tenant agrees to pay as monthly Additional Rent as provided herein the monthly Operating Expenses and Real Estate Taxes and Assessments multiplied by the Tenant's Share. The amount of the monthly Additional Rent will sent by Landlord to Tenant on a monthly basis and will be paid by Tenant concurrent with Tenant's payment of Monthly Rent.

Section 3.03. Late Charges. Tenant acknowledges that the late payment by Tenant to Landlord of Monthly Rent, Additional Rent or any other amount required to be paid to Landlord under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which is extremely difficult and impracticable to ascertain. Such costs include, without limitation, processing and accounting charges and late charges that may be imposed upon Landlord by virtue of its debt obligations. Accordingly, if Tenant fails to make any payment required hereunder when payment is due, Tenant shall pay a late charge equal to five percent (5.0%) of such payment, but in no event shall such a late charge be less than One Hundred Dollars ($100.00). Further, in the event Landlord is required to transmit a demand letter to Tenant, Tenant shall pay an amount of Two Hundred Dollars ($200.00) to Landlord.

Section 3.04. Manner of Payment. The Monthly Rent, Additional Rent and other sums of money and charges payable by Tenant hereunder shall be paid promptly when due, without relief from valuation and appraisement laws, notice or demand therefore, or set off for any reason whatsoever. All payments required to be paid by Tenant to Landlord under the provisions of this Lease shall be paid by Tenant in lawful money of the United States at the address provided herein for notices to Landlord or at such other place or to such other person as Landlord may from time to time designate by notice to Tenant.

ARTICLE 4 - SECURITY DEPOSIT

Section 4.01. Security Deposit. Waived by Landlord.

ARTICLE 5 - OCCUPANCY AND USE

Section 5.01. Occupancy. Tenant shall use and occupy the Premises for the purposes set forth in Section 1.02(i) of the Basic Lease Provisions and shall not use the Premises for any other purpose except with the prior written consent of Landlord.

Section 5.02. Use of Premises. In connection with its use of the Premises, Tenant agrees to do the following:

(a) Tenant shall use and maintain the Premises and conduct its business thereon in a safe, careful, reputable and lawful manner and in compliance with all laws, ordinances, codes, rules, regulations and orders (collectively "**Laws**") of any governmental authority or agency, including without limitation those governing zoning, health, safety (including fire safety), and occupational hazards, pollution and environmental control, and handicapped accessibility (including but not limited to any such laws imposing upon Landlord or Tenant any duty respecting or triggered by any change in use or occupancy or any alteration or improvement of, in or to the Premises), all requirements of Landlord's insurance carrier, and all reasonable directions of Landlord, including, without limitation, the Rules and Regulations attached hereto as Exhibit C, as may be modified from time to time by Landlord on notice to Tenant.

(b) Tenant shall not use the Premises for any unlawful purpose or act, commit or permit any waste or damage to the Premises, or do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of any of the Rules and Regulations.

(c) Tenant shall not use the Premises, or allow the Premises to be used, for any purpose or in any manner which would, in Landlord's opinion, invalidate any policy of insurance now or hereafter carried on the Building or increase the rate of premiums payable on any such insurance policy. Should Tenant fail to comply with this covenant, Landlord may require that Tenant stop engaging in such activity and in any event reimburse Landlord as Additional Rent for any increase in premiums charged during the Term on the insurance carried by Landlord that is attributable to Tenant's use of the Premises.

(d) Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which the floor was designed to carry and which is allowed by law. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient to prevent transmission of noise and vibration to any other part of the Building. Any moving of any machinery and/or equipment into, out of, or within the Premises shall be done only with the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, and shall be at the sole risk and hazard of Tenant, and at times specifically approved by Landlord. Tenant shall not in any way break, cut into, or damage the exterior perimeter walls or insulating panels of the Building in installing, ventilating or exhausting its equipment or in any other manner.

Section 5.03. Landlord's Rights Regarding Use. In addition to the rights specified elsewhere in this Lease, Landlord shall have the following rights regarding the use of the Premises and the Common Areas by Tenant, its employees, agents, customers and invitees, each of which may be exercised without notice or liability to Tenant:

(a) Landlord may install such signs, advertisements or notices or tenant identification information as it shall deem necessary or proper.

(b) Landlord may grant to any person the exclusive right to conduct any business or render any service in the Building, provided that such exclusive right shall not operate to limit Tenant from using the Premises for the use permitted in Section 1.02(i) of the Basic Lease Provisions.

(c) Landlord may control the Common Areas in such manner as it deems necessary or proper, including by way of illustration and not limitation, excluding or expelling any peddler, solicitor or loud or unruly person from the Building; and closing or limiting access to the Building or any part thereof, including entrances, corridors, doors, and elevators, during times of emergency, repairs, alterations or after regular business hours.

(d) Landlord may alter or modify the Common Areas in any manner it determines provided such alteration does not materially and unreasonably interfere with Tenant's access to the Premises.

Section 5.04. Access to and Inspection of the Premises. Landlord, its employees and agents and any mortgagee of the Building shall have the right to enter any part of the Premises at reasonable times for the purposes of examining or inspecting the Premises, showing the Premises to prospective purchasers, mortgagees or tenants and making such repairs, alterations or improvements to the Premises or the Building as Landlord may deem necessary or desirable. If representatives of Tenant shall not be present to open and permit such entry into the Premises at any time when such entry is necessary or permitted hereunder, Landlord and its employees and agents may enter the Premises by means of a master or pass key or otherwise. Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease or entitle Tenant to any abatement of rent therefor.

Section 5.05. Keys. Tenant shall be entitled to one key per full-time employee working at the Premises. Tenant shall pay Landlord Fifteen Dollars ($15.00) for each additional key. Within ten (10) days after the expiration or earlier termination of this Lease, Tenant shall surrender the keys to Landlord. Tenant shall pay Landlord Fifteen Dollars ($15.00) for each key not returned to Landlord as required herein, which payment shall be deemed Additional Rent and may be deducted from Tenant's security deposit or otherwise collected in accordance with law. The provisions of this paragraph shall survive the termination of this Lease.

Section 5.06. Hazardous Waste Provisions. Tenant shall not in any manner use, maintain or allow the use or maintenance of the Premises in violation of any federal, state or municipal laws, statutes, codes or regulations, including but not limited to those governing hazardous, toxic or infectious waste, materials and substances. Tenant shall not use or allow the use of the Premises or any part thereof to treat, store, dispose of, transfer, release, convey or recover hazardous, toxic, medical or infectious waste, materials or substances nor shall Tenant otherwise, in any manner, possess or allow the possession of any hazardous, toxic medical or infectious waste, materials or substances on or about the Premises. Hazardous, toxic or infectious waste, materials and substances shall mean any solid, liquid or gaseous waste or emission or any combination thereof which because of its quantity, concentration or physical, chemical, or infectious characteristics may (i) cause or significantly contribute to an increase in mortality or in serious or incapacitating, irreversible illness, or (ii) pose the risk of a substantial present or potential hazard to human health, to the environment or otherwise to animal or plant life when used, treated, stored, transported, disposed of or otherwise managed or handled. Tenant shall indemnify and hold harmless Landlord from any and all claims, loss, liability, costs, expenses or damage, including attorneys' fees, incurred by Landlord in connection with any breach by Tenant of its obligations under this section. The provisions of this section shall survive the termination of this Lease.

ARTICLE 6 - UTILITIES AND OTHER BUILDING SERVICES

Section 6.01. Services to be Provided. Provided Tenant is not in default hereunder and subject to interruptions beyond Landlord's reasonable control, Landlord shall furnish to Tenant the following utilities and other Building services to the extent reasonably necessary for Tenant's use and occupancy of the Premises for general office use or as may be required by law or directed by governmental authority:

(a) Heating, ventilation and air-conditioning between the hours of 8:00 a.m. and 6:00 p.m. Monday through Friday of each week except on legal holidays.

(b) Electrical current not to exceed four (4) watts per square foot. Tenant's use of electric current shall at no time exceed the capacity of the feeders to the Building or the risers or wiring installation serving the Premises. Without the prior written consent of Landlord, Tenant shall not install or use or permit the installation or use of any computer or electronic data processing equipment in the Premises other than personal computers or word processors, including servers and other hardware typically associated with a local network.

(c) Water in the Common Areas for lavatory and drinking purposes.

(d) Cleaning and janitorial services at a schedule and frequency determined by the Landlord in their sole discretion.

(e) Replacement of all lamps, bulbs, starters and ballasts in Building standard lighting as required from time to time as a result of normal usage.

(f) Cleaning and maintenance of the Common Areas, including the removal of rubbish and snow and the furnishing of paper towels, toilet tissue and soap.

(g) Repair and maintenance to the extent specified elsewhere in this Lease.

Landlord reserves the right to separately meter any utility directly to the Tenant and Tenant shall thereafter pay such utility charges as billed. Tenant shall also pay for the cost of installation of such meter.

Section 6.02. Additional Services. If Tenant reasonably requests any other utilities or Building services in addition to those identified above or any of the above utilities or Building services in frequency, scope, quality or quantity greater than those which Landlord determines are normally required by other tenants in the Building for general office use, then Landlord shall use reasonable efforts to attempt to furnish Tenant with such additional utilities or Building services. In the event Landlord is able to and does furnish such additional utilities or Building services, the costs thereof shall be borne by Tenant who shall reimburse Landlord monthly for such costs as Additional Rent at the same time payments of Monthly Rent are due.

If any lights, machines or equipment (including but not limited to computers) used by Tenant in the Premises materially affect the temperature otherwise maintained by the Building's air-conditioning system or generate substantially more heat in the Premises than that which would normally be generated by the lights and business machines typically used by other tenants in the Building or by tenants in comparable office buildings, then Landlord shall have the right to install any machinery or equipment which Landlord considers reasonably necessary in order to restore the temperature balance between the Premises and the rest of the Building, including equipment which modifies the Building's air-conditioning system. All costs expended by Landlord to install any such machinery and equipment shall be paid by Tenant within thirty (30) days after receipt of Landlord's statement thereof, and any additional costs of operating and maintaining such machinery and equipment shall be borne by Tenant who shall reimburse Landlord for such costs as Additional Rent at the same time payments of Monthly Rent are due.

Tenant shall not install or connect any electrical equipment other than the business machines and equipment typically used for general office purposes by tenants in office buildings comparable to the Building (a computer not being an example of such a typical business machine with the exception of personal computers and word processors, including servers and other hardware typically associated with a local network) without Landlord's prior written consent. If Landlord determines that the electricity used by the equipment to be so installed or connected exceeds the designed load capacity of the Building's electrical system serving the Premises or is in any way incompatible therewith, then before such equipment may be so installed or connected, Landlord shall have the right, as a condition to granting its consent, to make such modifications to the electrical system or other parts of the Building or Premises, or to require that Tenant make such modifications to the equipment to be installed or connected, as Landlord considers reasonably necessary. All costs expended by Landlord to make any such modifications shall be paid by Tenant within thirty (30) days after receipt of Landlord's statement thereof. Any additional costs of operation or maintenance occasioned by such modification shall be borne by Tenant who shall reimburse Landlord for such costs as Additional Rent at the same time payments of Monthly Rent are due.

Section 6.03. Interruption of Services. Tenant understands, acknowledges and agrees that any one or more of the utilities or other Building services identified in Section 6.01 may be interrupted by reason of accident, emergency or other causes beyond Landlord's reasonable control, or may be discontinued or diminished temporarily by Landlord or other persons until certain repairs, alterations or improvements can be made; that Landlord does not represent or warrant the uninterrupted availability of such utilities or Building services; and that any such interruption shall not be deemed an eviction or disturbance of Tenant's right to possession, occupancy and use of the Premises or any part thereof or render Landlord liable to Tenant for damages by abatement of rent or otherwise or relieve Tenant from the obligation to perform its covenants under this Lease.

ARTICLE 7 - REPAIRS, MAINTENANCE, ALTERATIONS, IMPROVEMENTS AND FIXTURES

Section 7.01. Repair and Maintenance of Building. Subject to Section 7.02 and except for any repairs made necessary by the negligence, misuse or default of Tenant, its employees, agents, customers or invitees, Landlord shall maintain and repair the exterior walls, exterior doors, windows, corridors and other Common Areas of the Building, and use reasonable efforts to keep all equipment used in common with other tenants, such as elevators, plumbing, heating, air-conditioning and similar equipment, in good condition and repair. Except as provided in Article 8 and Article 10 hereof, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to any fixtures, appurtenances and equipment therein or thereon. The Landlord's cost of repairs and maintenance of the Building under this Section 7.01 shall be charged to the Tenant on a monthly basis in the amount calculated as the monthly cost of repair and maintenance of the Building incurred by Landlord multiplied by the percentage of the Tenant's Rentable Area divided by the total rented area across all tenants of the Building for that particular month.

Section 7.02. Repair and Maintenance of Premises. Landlord shall keep and maintain the Premises in good order, condition and repair. The costs of all repairs and maintenance to the Premises shall be paid by Tenant as Additional Rent within twenty (20) days after Landlord submits its statement of such costs.

Section 7.03. Alterations or Improvements. Tenant shall make no leasehold improvements, alterations or additions on or about the Premises or any part thereof without Landlord's prior written consent. If Landlord permits Tenant to make any such improvements, alterations or additions, Tenant shall (i) obtain all necessary permits and ensure all improvements, alterations and additions which are made or necessitated thereby shall be made and performed in accordance with all applicable laws, building codes, ordinances, covenants, rules and regulations in a good and workmanlike manner and in quality equal to or better than the original construction of the Building and the Premises, (ii) comply with such requirements as Landlord considers necessary or desirable, including, without limitation, the requirement that Tenant obtain a policy of builder's risk insurance written on a completed value basis, other insurance requirements and requirements as to the manner in which and the times at which such work shall be done and the contractor and subcontractors to perform such work, (iii) promptly pay all costs of performing such work, and (iv) indemnify and hold Landlord harmless from and against any and all liability, loss, damage and expense (including, but not limited to, reasonable attorneys' fees) incurred by Landlord that arise out of, result from or are in connection with such work. All leasehold improvements, alterations and additions made by Tenant shall remain for the benefit of Landlord unless Landlord, in its sole and absolute discretion, elects by written notice to Tenant to require Tenant, at its expense, to remove on or before the expiration or earlier termination of the Term all or any portion of the leasehold improvements, alterations or additions made by Tenant and to repair any and all damage caused by such removal to the Landlord's sole, but reasonable, judgment. Upon receipt of Landlord's written notice, if Tenant fails to remove all or any portion of the improvements, alterations and additions without damaging the Premises on or before the expiration or earlier termination of the Lease, the Tenant shall be deemed to be in holdover and subject to the provisions of Section 2.03 of the Lease until all improvements, alterations and additions have been removed and the Premises repaired, if damaged by such removal, to the Landlord's sole, but reasonable judgment, all at the Tenant's cost and expense

Section 7.04. Mechanic's Lien. Tenant shall not permit or cause the filing of any mechanic's lien against the Premises or any part of the Building or Land. In the event any mechanic's lien is filed against the Premises or any part of the Building or Land for work claimed to have been done for or materials claimed to have been furnished to Tenant, Tenant shall cause such mechanic's lien to be discharged of record within ten (10) days after filing by bonding or as provided or required by law or in any other lawful manner. Tenant shall indemnify and save Landlord harmless from and against any and all liability, loss, cost and expense (including, but not limited to, reasonable attorney's fees) in connection with any such mechanic's lien.

ARTICLE 8 - FIRE OR OTHER CASUALTY; CASUALTY INSURANCE

Section 8.01. Casualty. In the event of the total or partial destruction of the Premises by fire or other casualty, the insurance proceeds, if any, which as a result of such destruction are payable under the fire and extended coverage insurance to be maintained by Landlord shall be payable to, and be the sole property of, Landlord. Landlord shall rebuild, repair and restore the Premises to substantially the same condition as existed prior to the casualty; provided, however, that Landlord shall be obligated to rebuild or restore the alterations, additions or improvements made by Tenant to the Premises only to the extent that such are covered by the policy of fire and extended coverage insurance to be maintained by Landlord. Notwithstanding the foregoing, in the event that (i) the Premises are so destroyed that the Premises cannot reasonably be restored within two hundred seventy (270) days after the date of the damage or destruction, (ii) the damage or destruction is not covered by the policy of fire and extended coverage insurance to be maintained by Landlord and Landlord does not undertake to restore the Premises within ninety (90) days after the date of such damage or destruction, or (iii) the insurance proceeds (reduced by any application thereof by Landlord's mortgagee to its mortgage) are insufficient for restoration of the Premises and Landlord does not undertake such restoration within ninety (90) days after the date of such damage or destruction, then Landlord shall not be obligated to restore the Premises or any portion thereof, and either Landlord or Tenant may then terminate and cancel this Lease upon thirty (30) days written notice to the other, and all obligations hereunder except those then due or matured shall thereupon cease and terminate. Monthly Rent shall proportionately abate during the time that the Premises or any part thereof is unusable by reason of any casualty damage thereto.

Section 8.02. Casualty Insurance. Landlord shall at all times during the Term carry a policy of fire and extended coverage insurance which insures the Building, including the Premises, against loss or damage by fire or other casualty (namely, the perils against which insurance is afforded by a standard fire insurance policy and extended coverage endorsement or current equivalent); provided, however, that Landlord shall not be responsible for, and shall not be obligated to insure against, any loss of or damage to any personal property of Tenant or which Tenant may have in the Building or the Premises or any trade fixtures installed by or paid for by Tenant on the Premises. If the tenant finish improvements installed by Landlord or Tenant in excess of the Building Standard Work or materials or any alterations or improvements made by Tenant pursuant to Section 7.03 result in an increase in the premiums for casualty insurance carried by Landlord on the Building, then the cost of such increase shall be borne by Tenant, who shall reimburse Landlord for such cost as Additional Rent after being separately billed therefor.

Section 8.03. Waiver of Subrogation. Notwithstanding anything contained herein to the contrary, Landlord and Tenant hereby release each other and each other's employees, agents, customers and invitees from any and all liability for any loss of or damage or injury to person or property occurring in, on, or about or to the Premises, Building or Land by reason of

fire or other casualty customarily insured against under a standard fire and extended coverage insurance policy, regardless of cause, including the negligence of Landlord or Tenant and their respective employees, agents, customers and invitees, and agree that such insurance carried by either of them shall contain a clause whereby the insurer waives its right of subrogation against the other party. Because the provisions of this Section are intended to preclude the assignment of any claim mentioned herein by way of subrogation or otherwise to an insurer or any other person, each party to this Lease shall give to each insurance company which has issued to it one or more policies of fire and extended coverage insurance notice of the provisions of this Section and have such insurance policies properly endorsed, if necessary, to prevent the invalidation of such insurance by reason of the provision of this Section.

ARTICLE 9 - INDEMNIFICATION AND INSURANCE

Section 9.01. Public Liability Insurance - Tenant. In addition to any other coverages required by applicable law (e.g. worker's compensation insurance), Tenant shall maintain in full force and effect throughout the Term a policy of commercial general liability insurance, or current equivalent (including blanket, contractual liability, broad form (or current equivalent) property damage, personal injury, completed operations, products liability, and fire damage) issued by a company or companies satisfactory to Landlord, naming Landlord as additional insureds and Tenant as insured, and covering any and all claims for injuries to or death of persons and damage to property occurring in or upon the Premises in an amount not less than Three Million Dollars ($3,000,000.00) combined single limit for both bodily injury and property damage.

Section 9.02. Insurance on Tenant's Property. Tenant shall also maintain in full force and effect throughout the Term fire and extended coverage (special form or current equivalent) insurance on its fixtures, equipment, merchandise and other personal property in or upon the Premises for its full insurable value on a replacement cost basis, if obtainable, and if not obtainable, for the full amount of its actual cash value.

Section 9.03. Certificates of Insurance. For each type of insurance which Tenant is required to maintain under this Lease, Tenant shall furnish Landlord prior to occupying any portion of the Premises a certificate or certificates of insurance acceptable to Landlord showing that each such type of insurance is in full force and effect and not cancelable without thirty (30) days prior written notice to Landlord indicating Landlord as Additional Insured.

Section 9.04. Landlord's Insurance. Landlord shall, at its discretion, maintain broad form fire and extended coverage insurance on the Building for its full insurable value on a replacement cost basis, if obtainable, and if not obtainable, for the full amount of its actual cash value. Landlord shall also maintain public liability insurance in such amounts as Landlord shall reasonably deem necessary.

Section 9.05. Increase in Insurance Rates. Tenant shall not use the Premises for any purpose or in any manner which would, in Landlord's opinion, invalidate any policy of insurance now or hereafter carried on the Building or increase the rate of premiums payable thereunder or expose the Premises, Building or surrounding Land and improvements to the risk of contamination by hazardous or toxic materials. If Tenant fails to comply with this covenant, Landlord may require Tenant to stop engaging in such activity, and in all events Tenant shall reimburse Landlord as Additional Rent for the increase in premiums for the insurance carried by Landlord which is attributable to Tenant's use of the Premises.

Section 9.06. Indemnification. Tenant assumes all risks and responsibilities for accidents, injuries or damages to person or property and agrees to indemnify, defend and hold Landlord harmless from any and all claims, liabilities, losses, costs and expenses (including attorney's fees) arising from or in connection with the condition, use or control of the Premises and any improvements thereon during the Term of this Lease. Tenant shall be liable to Landlord for any damages to the Premises and any act done by Tenant or any person coming on the Premises by the license or invitation of Tenant, express or implied (except Landlord, its agents or employees). This Section shall not, however, impose upon Tenant any liability from which Tenant is released under Section 8.03.

Section 9.07. Tenant's Property. Landlord shall not be liable for, and Tenant waives all claims against Landlord for, any damages (including, but not limited to, consequential damages) or losses of or to property or otherwise, sustained by Tenant, however caused. All property of Tenant kept or stored in upon or about the Premises shall be so kept or stored at the sole risk of Tenant; and Tenant shall hold Landlord harmless from any claims, costs or expenses, including attorney's fees, arising out of damage thereto.

ARTICLE 10 - EMINENT DOMAIN

If in the opinion of Landlord the whole or any part of the Premises shall be taken for public or quasi-public use by a governmental or other authority having the power of eminent domain or shall be conveyed to such authority in lieu of such taking, and if such taking or conveyance shall cause the remaining part of the Premises to be untenantable and inadequate for use by Tenant for the purpose for which they were leased, then either Landlord or Tenant may, at its option, terminate this

Lease as of the date Tenant is required to surrender possession of the Premises by giving written notice of such termination to the other party. If a part of the Premises shall be taken or conveyed but the remaining part is tenantable and adequate for Tenant's use, then this Lease shall be terminated as to the part taken or conveyed as of the date Tenant surrenders possession; Landlord shall make such repairs, alterations and improvements as may be necessary to render tenantable the part not taken or conveyed; and the rent shall be reduced in proportion to the part of the Premises taken or conveyed. All compensation awarded for such taking or conveyance shall be the property of Landlord without any deduction therefrom for any present or future estate of Tenant, and Tenant hereby assigns to Landlord all its right, title and interest in and to any such award. However, Tenant shall have the right to recover from such authority, but not from Landlord, such compensation as may be separately awarded to Tenant on account of moving and relocation expenses and depreciation to and removal of Tenant's property.

ARTICLE 11 - RENTAL, PERSONAL PROPERTY AND OTHER TAXES

Tenant shall pay before delinquency any and all taxes, assessments, fees or charges, including any sales, gross income, rental, business occupation or other taxes, levied or imposed upon Tenant's business operations in the Premises and any personal property or similar taxes levied or imposed upon Tenant's trade fixtures, leasehold improvements or personal property located within the Premises. In the event any such taxes, assessments, fees or charges are charged to the account of, or are levied or imposed upon the property of Landlord, Tenant shall reimburse Landlord for the same as Additional Rent. Notwithstanding the foregoing, Tenant shall have the right to contest in good faith any such item and to defer payment until after Tenant's liability therefor is finally determined.

If any tenant finish improvements, trade fixtures, alterations or improvements or business machines and equipment located in, on or about the Premises, regardless of whether they are installed or paid for by Landlord or Tenant and whether or not they are affixed to and become a part of the realty and the property of Landlord, are assessed for real property tax purposes at a valuation higher than that at which other such property in other leased space in the Building is assessed, then Tenant shall reimburse Landlord as Additional Rent for the amount of real property taxes shown on the appropriate county official's records as having been levied upon the Building or other property of Landlord by reason of such excess assessed valuation.

ARTICLE 12 - ASSIGNMENT AND SUBLETTING

Tenant may not assign this Lease (including any assignment by operation of law) or sublet the Premises or any part thereof without the prior written consent of Landlord, and any attempted assignment or subletting without such consent shall be invalid. In the event of any assignment or subletting, Tenant shall nevertheless at all times remain fully responsible and liable for the payment of rent and the performance and observance of all of Tenant's other obligations under the terms, conditions and covenants of this Lease. No assignment or subletting of the Premises or any part thereof shall be binding upon Landlord unless such assignee or subtenant shall deliver to Landlord an instrument (in recordable form, if requested) containing an agreement of assumption of all of Tenant's obligations under this Lease. Upon the occurrence of an event of default, if all or any part of the Premises are then assigned or sublet, Landlord, in addition to any other remedies provided by this Lease or by law, may, at its option, collect directly from the assignee or subtenant all rent becoming due to Landlord by reason of the assignment or subletting. The acceptance or collection of rent by Landlord from any other person shall not be deemed to be a waiver of any of the provisions of this Lease, a release of Tenant from the further performance of its obligations under this Lease, the making of a new lease with such other person, nor a consent to the assignment of this Lease or the subletting of the Premises. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the requirement for such consent to any subsequent assignment or subletting. Tenant agrees to reimburse Landlord for reasonable accounting and attorneys' fees incurred in connection with the processing and documentation of any assignment of this Lease or subletting of the Premises.

Without limiting Landlord's general right to withhold its consent to an assignment or subletting, Landlord shall be entitled to withhold its consent to an assignment or subletting if in Landlord's sole determination, its interest in the Lease or the Premises would be adversely affected by (i) the financial condition, creditworthiness or business reputation of the proposed assignee or subtenant, (ii) the prevailing market or quoted rental rates for space in the Building or other comparable buildings or (iii) the proposed use of the Premises by, or business of, the proposed assignee or subtenant. If Landlord refuses to give its consent to any proposed assignment or subletting, Landlord may, at its option, within thirty (30) days after receiving notice of the proposal, terminate this Lease, or that part of the Lease which pertains to the space which Tenant has proposed to assign or sublet, by giving Tenant thirty (30) days prior written notice of such termination, whereupon each party shall be released from all further obligations and liability hereunder with respect thereto.

ARTICLE 13 - TRANSFERS BY LANDLORD

Section 13.01. Sale and Conveyance of the Building. Landlord shall have the right to sell and convey the Building at any time during the Term of this Lease subject only to the rights of Tenant hereunder.

Section 13.02. Subordination. This Lease shall be and remain subject and subordinate to any mortgage presently existing or hereafter placed upon the Building by so declaring in such mortgage; and the recording of any such mortgage shall make it prior and superior to this Lease regardless of the date of execution or recording of either document. Tenant shall, at Landlord's request, execute and deliver to Landlord, without cost, any instrument which may be deemed necessary or desirable by Landlord to confirm the subordination of this Lease; and, if Tenant fails or refuses to do so, Landlord may execute such instrument in the name and as the act of Tenant. Notwithstanding the foregoing, no default by Landlord under any such mortgage shall affect Tenant's rights hereunder so long as the Tenant is not in default under this Lease. Tenant shall, in the event any proceedings are brought for the foreclosure of any such mortgage, attorn to the purchaser upon any such foreclosure and recognize such purchaser as the Landlord under this Lease.

Section 13.03. Financial Information. Within fifteen (15) days after written request thereof by Landlord, from time to time, but no more than one time per year, Tenant shall supply to Landlord and to any lender, purchaser or prospective lender or purchaser designated by Landlord a current financial statement, including a balance sheet and income statement, certified to be true and correct by an officer of the Tenant and prepared in accordance with generally accepted accounting principles consistently applied.

ARTICLE 14 - DEFAULTS AND REMEDIES

Section 14.01. Defaults by Tenant. The occurrence of any one or more of the following events shall be a default under and breach of this Lease by Tenant:

(a) Tenant shall fail to pay any payment of Monthly Rent or Additional Rent when the same shall be due and payable or Tenant shall fail to pay any other amounts due to Landlord from Tenant (including any amounts owed by Tenant for Building Non-Standard Work) within ten (10) days after the same shall be due and payable.

(b) Tenant shall fail to perform or observe, whether by action or inaction, any covenant, term, provision or condition of this Lease (other than payment of rent or other charges payable hereunder) within the fifteen (15) day period after written notice of default has been given by Landlord to Tenant; provided that in the case of a default which by its nature cannot be cured within fifteen (15) days, Tenant shall have an additional reasonable period of time (**"Additional Period"**) to cure the default if, and only if, Tenant promptly and within such fifteen (15) day period commences to cure the default and in good faith and with due diligence pursues the curing of the default throughout the Additional Period until cured.

(c) A trustee or receiver shall be appointed to take possession of all or substantially all of Tenant's assets in, on or about the Premises or of Tenant's interest in this Lease (and Tenant does not regain possession within sixty (60) days after such appointment); Tenant makes an assignment for the benefit of creditors; or substantially all of Tenant's assets in, on or about the Premises or Tenant's interest in this Lease are attached or levied under execution (and Tenant does not discharge the same within sixty (60) days thereafter.)

(d) A petition in bankruptcy or insolvency or for reorganization or arrangement is filed by or against Tenant pursuant to any federal or state statute (and, with respect to any such petition filed against it, Tenant fails to secure a dismissal thereof within sixty (60) days after such filing.)

Section 14.02. Remedies of Landlord. Upon the occurrence of any event of default set forth in Section 14.01, Landlord shall have the following rights and remedies, in addition to those allowed at law or in equity, any one or more of which may be exercised without further notice to or demand upon Tenant:

(a) Landlord may apply the security deposit and/or re-enter the Premises and cure any default of Tenant, in which event Tenant shall reimburse Landlord as Additional Rent for any costs and expenses which Landlord may incur to cure such default; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord's action, regardless of whether caused by Landlord's negligence or otherwise.

(b) Landlord may terminate this Lease, in which event (i) neither Tenant nor any person claiming under or through Tenant shall thereafter be entitled to possession of the Premises, and Tenant shall immediately thereafter surrender the Premises to Landlord; (ii) Landlord may re-enter the Premises and dispossess Tenant or any other occupants of the Premises by any means permitted by law, and may remove their effects, without prejudice to any other remedy which Landlord may have for possession or arrearages in rent; and (iii) notwithstanding the termination of this Lease, Landlord may declare all rent which would have been due under this Lease for the balance of the Term to be immediately due and payable, whereupon Tenant shall be

obligated to pay the same to Landlord, together with all loss or damage which Landlord may sustain by reason of such termination, it being expressly understood and agreed that the liabilities and remedies specified in this Subsection shall survive the termination of this Lease.

(c) Landlord may, without terminating this Lease, re-enter the Premises and re-let all or any part of the Premises for a term different from that which would otherwise have constituted the balance of the Term and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall be obligated to pay Landlord as liquidated damages the difference between the rent provided for herein and that provided for in any lease covering a subsequent reletting of the Premises, for the period which would otherwise have constituted the balance of the Term of this Lease, together with all of Landlord's reasonable costs and expenses for preparing the Premises for re-letting, including all repairs, tenant finish improvements, brokers' and attorneys' fees, and all loss or damage which Landlord may sustain by reason of such re-entry and re-letting.

(d) Landlord may sue for injunctive relief or to recover damages for any loss resulting from the breach.

Section 14.03. Default by Landlord and Remedies of Tenant. It shall be a default under and breach of this Lease by Landlord if it shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of thirty (30) days after receipt of written notice thereof from Tenant; provided, however, that if the term, condition, covenant or obligation is of such nature that the same cannot reasonably be performed within such thirty-day period, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently completes the same, and further provided that Landlord shall not be in default if Landlord's failure to perform or observe some term, condition, covenant, or obligation under this Lease is due to causes beyond the reasonable control of Landlord. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss resulting from the breach, but Tenant shall not be entitled to terminate this Lease or withhold, set off or abate any rent due hereunder.

Section 14.04. Limitation of Landlord's Liability. Notwithstanding anything to the contrary herein, Tenant agrees that Tenant shall look solely to Landlord's interest in and to the Building, subject to prior rights of any present or future mortgagee of the Building, for the collection of any judgment (or other judicial process) requiring payment of money by Landlord in the event of default or breach by Landlord of any of the covenants, terms or conditions of this Lease to be observed or performed by Landlord (including, without limitation, any indemnity obligation of Landlord hereunder), and that no other assets of Landlord shall be subject to levy, execution or other process for satisfaction of Tenant's remedies.

The term **"Landlord"** shall mean and include only the owner or owners from time to time of the Landlord's interest in this Lease. In the event of any transfer or transfers of such interest (except a transfer for security), the Landlord named herein (or the transferor in the case of a subsequent transfer) shall, after the date of such transfer, be released from all liability for performance of any covenant, agreement and condition on the part of the Landlord which are thereafter to be performed hereunder. The transferee shall be deemed to have assumed (subject to the limitations of this paragraph) all of the covenants, agreements and conditions herein to be observed by Landlord with the result that such covenants, agreements and conditions shall bind the Landlord, its successors and assigns, only during and in respect of their respective successive periods of ownership.

Section 14.05. Non-Waiver of Defaults. The failure or delay by Landlord hereto to exercise or enforce at any time any of the rights or remedies or other provisions of this Lease shall not be construed to be a waiver thereof nor affect the validity of any part of this Lease or the right of Landlord thereafter to exercise or enforce each and every such right or remedy or other provision. No waiver of any default or breach of the Lease shall be deemed to be a waiver of any other default or breach. The receipt by Landlord of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of the rent due or to pursue any other remedies provided in this Lease. No act or omission by Landlord or its employees or agents shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord. The remedies of Landlord under this Lease shall be cumulative, and no one of them shall be construed as exclusive of any other or of any remedy provided at law or in equity. The exercise of any one such right or remedy by Landlord shall not impair its standing to exercise any other right or remedy.

Section 14.06. Attorneys' Fees. If Landlord brings suit against the Tenant to recover any sums owed under this Lease or otherwise to enforce compliance with the terms, covenants and conditions of this Lease, the Landlord shall be entitled to receive from the other party reasonable attorneys' fees and other costs and expenses incurred by Landlord in connection with such suit regardless of whether such suit is prosecuted to judgment.

ARTICLE 15 - NOTICES

Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person, by overnight courier, or mailed by certified or registered mail, return receipt requested, postage prepaid, to the party who is to receive such notice at the addresses specified in Section 1.02(j) of the Basic Lease Provisions. It is agreed that certified mail shall be conclusively deemed received three (3) days after it is mailed, postage paid, and that an item sent by recognized overnight courier shall be conclusively deemed received the day it is scheduled to be delivered. The addresses specified in Section 1.02(j) and Section 1.02(k) of the Basic Lease Provisions may be changed by giving written notice thereof to the other party.

ARTICLE 16 - LANDLORD'S RIGHT TO RELOCATE TENANT

Landlord shall have the right, at its option, upon at least sixty (60) days prior written notice to Tenant, to relocate Tenant to, and to substitute for the Premises described herein, other space in this Building containing at least as much rentable area as the Premises. Such substituted space shall be improved by Landlord, at its expense, with improvements at least equal in quantity and quality to those in the Premises. Landlord shall pay all reasonable expenses incurred by Tenant in connection with such relocation. Upon completion of the relocation, Landlord and Tenant shall amend this Lease to change the description of the Premises and to change any other matters pertinent thereto.

ARTICLE 17 - MISCELLANEOUS GENERAL PROVISIONS

Section 17.01. Condition of Premises. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Building or with respect to the suitability or condition of any part of the Building for the conduct of Tenant's business except as provided in this Lease.

Section 17.02. Insolvency or Bankruptcy. In no event shall this Lease be assigned or assignable by operation of law, and in no event shall this Lease be an asset of Tenant in any receivership, bankruptcy, insolvency, or reorganization proceeding.

Section 17.03. Common Areas. The term **"Common Areas,"** as used in this Lease, refers to the areas of the Building and the Land which are designed for use in common by all tenants of the Building and of the other buildings, if any, on the Land and their respective employees, agents, customers, invitees and others, and includes, by way of illustration and not limitation, entrances and exits, hallways, bathrooms, kitchens, restrooms, sidewalks, driveways, parking areas, landscaped areas and other areas as may be designated by Landlord as part of the Common Areas of the Building, unless any Common Area is deemed to be exclusive to the Tenant, as the mutual agreement between Landlord and Tenant, in which case the designated exclusive Common Area becomes part of the Tenant's Rentable Area. Tenant shall have the non-exclusive right, in common with others, to the use of the Common Areas, subject to such nondiscriminatory rules and regulations as may be adopted by Landlord including those set forth in Section 5.02 and Exhibit C of this Lease. Landlord reserves the right to change or modify the Building, the Common Areas and other improvements and facilities located on the Land provided that (i) neither the Premises nor the general character of the Building shall be changed and (ii) Tenant's access to and use of the Premises shall not be materially impaired by reason of such changes or modifications.

Section 17.04. Choice of Law. This Lease shall be governed by and construed pursuant to the laws of the State of Indiana.

Section 17.05. Successors and Assigns. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

Section 17.06. Examination of Lease. Submission of this instrument for examination or signature to Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

Section 17.07. Time. Time is of the essence of Section 1.02(d).

Section 17.08. Construction. The words **"Landlord"** and **"Tenant"** as used herein shall include the plural as well as the singular. If more than one person is named as Tenant, the obligations of such persons are joint and several. The marginal headings and titles to the articles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof. All references in this Lease to articles or sections are to articles or sections contained in this Lease unless a different document is expressly specified. All exhibits hereto are incorporated herein by reference and made a part hereof with the same effect as if set out in full herein.

Section 17.09. Severability of Invalid Provisions. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall not be affected or impaired, and such remaining provisions shall remain in full force and effect.

Section 17.10. Definition of the Relationship between the Parties. Landlord shall not, by virtue of the execution of this Lease or the leasing of the Premises to Tenant, become or be deemed a partner of or joint venturer with Tenant in the conduct of Tenant's business on the Premises or otherwise.

Section 17.11. Force Majeure. Landlord shall be excused for the period of any delay in the performance of any obligation hereunder when such delay is occasioned by causes beyond its reasonable control, including, but not limited to, war, invasion or hostility; work stoppages, boycotts, slow-downs or strikes; shortages of materials, equipment, labor or energy; man-made or natural casualties; weather conditions; acts or omissions of governmental or political bodies; or civil disturbances or riots.

Section 17.12. Quiet Enjoyment. Landlord agrees that if Tenant performs all of the covenants and agreements herein provided to be performed by Tenant, Tenant shall, at all times during the Term of this Lease, have the peaceable and quiet enjoyment of the Premises without any manner of hindrance from Landlord or any persons claiming under Landlord.

Section 17.13 Broker Commission. Tenant represents and warrants to Landlord that it knows of no broker or other party that would be entitled to any commission or finder fee, other than the broker identified in the Basic Lease Provisions in Section 1.02(h) and agrees to indemnify, defend and hold harmless for any such commission or fee claimed by any other party claiming by or through Tenant. In the event Tenant and Landlord agree to renew and/or extend the Term of this Lease, in connection with any option contained herein or otherwise, Landlord shall not be responsible for the payment of any fee or commission to any broker or other third party, including any broker identified in the Basic Lease Provisions in Section 1.02(h), above, who is retained by the Tenant in connection with such renewal and/or extension.

Section 17.14. Sale of Coal Feedstock. Landlord shall have the exclusive right to sell to Tenant coal production and feedstock from Landlord's operations at a price to Tenant of $0.07 per pound of coal, paid immediately upon purchase. Tenant agrees that all coal and coal related feedstock for Tenant's use will be purchased from Landlord.

[Remainder of page intentionally left blank. Signature page follows.]

SIGNATURE PAGE TO LEASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

LANDLORD:
PERRY COUNTY RESOURCES LLC

By:______________________________
Thomas Sauve, President

TENANT:
NOVUSTERRA INC.

By:

____

Printed: I. Andrew Weeraratne

Its:CEO

Exhibit A: Land

[See Attachment]

Exhibit A-1: The Premises

[to be inserted]

Exhibit B: Landlord's and Tenant's Work

None.

Exhibit C: Rules and Regulations

1. The sidewalks, entrances, passages, vestibules, stairways, corridors or halls shall not be obstructed or used for any purpose other than ingress and egress.

2. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades, screens or other window coverings shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord's standard window coverings without Landlord's prior written approval. All electric ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent, of a quality, type, design and bulb color approved by Landlord. Neither the interior nor the exterior of any windows shall be coated or otherwise sun screened without Landlord's written consent.

3. No sign, lettering, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant or any person acting with Tenant's consent on, about or from any part of the Premises or the Building without Landlord's prior written consent. In the event of any tenant's violation of the foregoing, Landlord may remove or stop same without any liability and may charge to such tenant the expense incurred in such removal or stopping in addition to any remedies available under the Lease. Standard interior signs on doors and directory tablet shall be inscribed, painted or affixed for each tenant by the Landlord and shall be of a size, color and style reasonably acceptable to Landlord. The directory tablet will be exclusively for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names therefrom. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord's standard lettering, and the location and content thereof must be approved in writing by Landlord.

4. The sashes, sash doors, windows, and doors that reflect or admit light and air into halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant. Tenant shall not place anything or allow anything to be placed in the Premises near the glass of any door, partition, wall or window which may be unsightly from the outside of the Premises or inside the common area of the Building, including but not limited to unsightly cords, furniture which serves to partition and disrupt the view from the common area, offensive or tasteless pictures or posters, or other items which Landlord, in its sole discretion deems offensive or deleterious upon the overall look of the Building, and Tenant shall not place or permit to be placed any article of any kind on any window ledge or on the exterior walls.

5. The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose subtenants, assignees or any of their servants, employees, agents, visitors or licensees, shall have caused such damage.

6. No tenant shall mark, paint, drill into, or in any way deface any part of the Premises or the Building. No boring, cutting or stringing of wires or laying of any type of floor covering or wall covering shall be permitted without first obtaining Landlord's written permission.

7. No vehicles, birds or animals of any kind shall be brought into or kept in or about the Premises, except to the extent necessary to enable access by disabled persons, and no cooking shall be done or permitted by any tenant on the Premises, except that the preparation of coffee, tea, hot chocolate and similar items for tenants and their employees shall be permitted provided power shall not exceed that amount which can be provided by a 20 amp circuit. No tenant shall cause or permit any unusual or objectionable odors to be produced in or permeate from the Premises. Notwithstanding the foregoing Landlord agrees to allow Tenant the use of a microwave and aquarium.

8. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of the Premises. No tenant shall occupy or permit any portion of the Premises to be occupied as an office for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as an employment bureau without the express written consent of Landlord. The Premises shall not be used for lodging or sleeping or for any immoral, illegal or unsafe purpose.

9. No tenant shall make or permit to be made any unseemly or disturbing noises or disturb or interfere with occupants of the Building or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way. No tenant shall throw or drop anything out of doors, windows or down the passageways.

10. No tenant, subtenant or assignee nor any of its servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid, chemical or substance.

11. Without Landlord's prior written consent (which consent shall not be unreasonably withheld), no additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanism thereof. Each tenant must upon the termination of his tenancy, restore to the Landlord all keys and key cards of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, such tenant and in the event of the loss of keys or key cards so furnished, such tenant shall pay to the Landlord the cost of replacing the same or of changing the lock or locks opened thereby if Landlord shall deem it necessary to make such changes. Landlord reserves the right to make all keys and key cards for the Premises at a cost of Five Dollars ($5.00) per key, and Fifteen Dollars ($15.00) per key card, and Tenant shall not allow any other keys or key cards to the Premises to be made by any other person.

12. Each tenant shall be responsible for all persons entering the Building at tenant's invitation, express or implied. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules. Further, Tenant shall not at any time manufacture, sell, use or give away any spirituous, fermented, intoxicating or alcoholic liquors on the Premises, nor permit any of the same to occur. Also, Tenant shall not at any time sell, purchase or give away food, in any form by or to any of Tenant's agents or employees or any other parties on the Premises, nor permit any of the same to occur (other than vending machines for employees and employee snack food preparation as may be permitted or installed by Landlord).

13. Any persons employed by any tenant to do janitorial work shall, while in the Building and outside of the Premises, be subject to and under the control and direction of the superintendent of the Building (but not as an agent or servant of said superintendent or of the Landlord), and such tenant shall be responsible for all acts of such persons.

14. All doors opening onto public corridors shall be kept closed, except when in use for ingress and egress.

15. On Saturdays, Sundays and Holidays, and on other days between the hours of 6:00 P.M. and 8:00 A.M., access to the Building and Premises and/or to the passageways, entrances, exits, shopping areas, halls, corridors, elevators or stairways and other areas in the Building may be restricted and access gained by use of a key to the outside doors of the Building, or pursuant to such security procedures Landlord may from time to time impose. All such areas, and all roofs, are not for use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of the Landlord shall be prejudicial to the safety, character, reputation and interest of the Building and its tenants provided, however, that nothing herein contained shall be construed to prevent such access to persons with whom Tenant deals in the normal course of Tenant's business unless such persons are engaged in activities which are illegal or violate these Rules. No Tenant and no employee or invitee of Tenant shall enter into areas reserved for the exclusive use of Landlord, its employees or invitees.

16. Canvassing, soliciting and peddling in the Building are prohibited, and each tenant shall report and otherwise cooperate to prevent the same.

17. All office equipment of any electrical or mechanical nature shall be placed by tenant in the Premises in settings which will, to the maximum extent possible, absorb or prevent any vibration, noise and annoyance.

18. No air conditioning unit or other similar apparatus shall be installed or used by any tenant without Landlord's written consent, which consent shall not be unreasonably withheld.

19. No hand trucks except those equipped with rubber tires and rubber side guards may be used in any space or in the public halls of the Building.

20. No vending machine or machines of any description shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

21. The scheduling of tenant move-ins and move-outs shall be subject to the reasonable discretion of Landlord.

22. Landlord and its agents may retain a passkey to the Premises and shall have the right to enter the Premises at any and all times for the purpose of servicing, repairing, and examining the same and for all other purposes provided in the Lease.

23. No tenant shall purchase janitorial, maintenance or other like services from any person or persons not approved by Landlord.

24. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as an office location, and upon written notice from Landlord any tenant shall immediately refrain from or discontinue such advertising. Tenant shall not in any manner use the name of the Building for any purpose other than that of the business address of the Tenant, or use any picture or likeness of the Building, in any letterheads, envelopes, circulars, notices, advertisements, containers or wrapping material without Landlord's express consent in writing.

25. Cigarette, e-cigarette, pipe and cigar smoking is prohibited in all Common Areas and areas inside the Building, including Tenant's Premises.

26. All deliveries, removals or the carrying in or out of any safes, freight, furniture, or bulky matter of any description may be brought into or out of the Building only at times and in the manner designated by Landlord and always at the Tenant's sole responsibility and risk. The moving of furniture, equipment, cartons, safes or other fixtures or bulky matter of any kind must be done with prior written approval obtained from the Landlord, and with previous notice to the superintendent of the Building and under his supervision. The persons employed by any tenant for such work must be acceptable to Landlord. All damage done to the Building by moving or maintaining such furniture, freight or articles shall be repaired by Landlord at Tenant's expense. Landlord may inspect items brought into the Building or Premises with respect to weight or dangerous nature. Tenant shall not allow anything to remain in or obstruct in any way, any lobby, corridor, sidewalk, passageway, entrance, exit, hall, stairway, shipping area or other such area. Tenant shall move all supplies, furniture and equipment as soon as received directly to the Premises and shall move all such items and waste (other than waste customarily removed by Building employees) that are at any time being taken from the Premises directly to the areas designated for disposal.

27. The janitorial closets, utility closets, telephone closets, broom closets, electrical closets, storage closets and other such closets, rooms and areas shall be used only for the purpose and in the manner designated by Landlord, and may not be used by Tenants, or their contractors, agents, employees or other parties without Landlord's prior written consent.

28. Tenant shall conduct no auction, fire or "going out of business sale", or bankruptcy sale in or from the Premises, and such prohibition shall apply to Tenant's creditors.

29. Tenant shall cooperate and comply with any reasonable safety or security programs developed by Landlord for the Building. Before leaving the Premises unattended, Tenant shall close and securely lock all doors and other means of entry to the Premises and shut off all lights and water faucets in the Premises (except to the extent necessary to prevent the freezing or bursting of pipes).

30. Tenant shall comply with all municipal, county, state, federal or other governmental laws, statutes, codes, regulations and other requirements including without limitation, health, safety and police requirements and regulations respecting the Premises, now on hereinafter in force, at its sole cost, and will not use the Premise for any immoral purpose.

31. Landlord reserves the right to make such other and further reasonable Rules and Regulations as in its judgment may from time to time be needful and proper, and such rules shall become binding upon each tenant upon receipt thereof by the tenant.